Exhibit 10.2

AMENDMENT TO SERIES A COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT TO SERIES A COMMON STOCK PURCHASE WARRANT (this “Amendment”), dated as of October 29, 2024, is by and between Applied DNA Sciences, Inc., a Delaware corporation (the "Company"), and the undersigned holder (the “Holder”).

WHEREAS, pursuant to a Placement Agency Agreement, dated May 28, 2024, by and among the Company, Craig-Hallum Capital Group LLC and Laidlaw & Company (UK) Ltd., the Company engaged in an offering of 9,230,659 units (the “Units”), with each Unit consisting of either (A) one share of the Company’s common stock, $0.001 par value (“Common Stock”), and one Series A warrant (“Series A Warrant”) to purchase one share of Common Stock and one Series B warrant to purchase one share of Common Stock (“Series B Warrant”), or (B) one pre-funded warrant to purchase one share of Common Stock and one Series A Warrant and one Series B Warrant (such transactions, collectively, the “Offering”).

In connection with the Offering, certain Holders of Series A Warrants has determined to amend the terms of the number of Series A Warrants held by such Holders; and

WHEREAS, all acts and things have been done and performed which are necessary to amend the Series A Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Holder, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Recitals. The foregoing Recitals are hereby incorporated into and made part of this Amendment.

2.            Amendment to Section 3(i). Section 3(i) of all Series A Warrants held by the Holder shall be amended to add a floor equal to $0.20, and restated in its entirety to state as follows:

“Subsequent Equity Sales. If, at any time while this Warrant is outstanding (such period, the “Adjustment Period”), the Company issues, sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition), or, in accordance with this Section 3(i), is deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount (the “New Exercise Price”) equal to the lower of (a) the New Issuance Price or (b) the lowest VWAP during the five (5) consecutive Trading Days immediately following the Dilutive Issuance (such lower price, the “Base Share Price”) and the number of Warrant Shares issuable hereunder shall be proportionately increased such that the aggregate Exercise Price of this Warrant on the Issuance Date for the Warrant Shares then outstanding shall remain unchanged. Notwithstanding the foregoing, (i) in no event shall the Exercise Price be adjusted hereunder to less than $0.20, subject to adjustment for reverse and forward stock splits and the like (“Floor Price”) and (ii) if one or more Dilutive Issuances occurred prior to the Stockholder Approval being obtained, once the Stockholder Approval is obtained, the Exercise Price will automatically be reduced to equal the lowest Base Share Price with respect to any Dilutive Issuance that occurred prior to the Stockholder Approval being obtained and the number of Warrant Shares shall be proportionately adjusted pursuant to the foregoing. If the Company enters into a Variable Rate Transaction (as defined in the Placement Agency Agreement), the Company shall be deemed to have issued shares of Common Stock or Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(i) in respect of an Exempt Issuance (as defined in the Placement Agency Agreement). For the avoidance of doubt, in the event the Exercise Price has been adjusted pursuant to this Section 3(i) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Exercise Price be readjusted to the Exercise Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated. For all purposes of the foregoing, the following shall be applicable:”

3.            Amendment to Section 3(d). The definition of “Material Subsidiary” in Section 3(d) of all Series A Warrants held by the Holder shall be amended to add the following parenthetical at the end: “(it being acknowledged and agreed that for purposes of this definition Applied DNA Clinical Labs LLC is not a “Material Subsidiary”).”

4.            Representations and Warranties; Consent. The Holder represents and warrants that it owns Series A Warrants with a number of Warrant Shares (as defined in the warrant) equal to the number set forth on the Holder’s signature page hereto and that it consents to the Amendment.

5.            Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Series A Warrants held by the Holder as though set forth in full in the Series A Warrants. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Series A Warrants held by the Holder, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Series A Warrants held by the Holder shall remain in full force and effect to the extent in effect on the date of this Amendment. The terms of the Series A Warrants held by the Holder, as modified by this Amendment, constitute the complete agreement among the parties and supersede any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter of the Series A Warrants held by the Holder.

6.            The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder or any other holders of the Series A Warrants (each, an “Other Holder”) under any other agreement related to the amendment of such Series A Warrants (“Other Warrant Amendment Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Amendment Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Amendment Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

7.            This Amendment is not effective until all Other Warrant Amendment Agreements are duly executed and effective. The Company hereby represents and warrants that none of the terms offered and agreed to by any Other Holder with respect to any Other Warrant Amendment Agreement (or any amendment, modification or waiver thereof), is or will be more favorable to such Other Holder than those of the Holder and this letter agreement.

8.            This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

APPLIED DNA SCIENCES, INC.

By:
	Name:	James Hayward
	Title:	Chief Executive Officer

Name of Holder:

By:
Name:
Title:

Series A Warrants:

[Signature Page to Warrant Amendment]

4